EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated as of March 26, 2020

PACIFIC OAK SOR PROPERTIES, LLC

By:  Pacific Oak SOR (BVI) Holdings, Ltd., its sole member

By:  Pacific Oak Strategic Opportunity Limited Partnership, its sole shareholder

By:  Pacific Oak Strategic Opportunity REIT, Inc., its sole general partner

By:/s/ Peter McMillan III

Name:  Peter McMillan III

Title:    President

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

By:  Pacific Oak Strategic Opportunity Limited Partnership, its sole shareholder

By:  Pacific Oak Strategic Opportunity REIT, Inc., its sole general partner

By: /s/ Peter McMillan III

Name:  Peter McMillan III

Title:    President

PACIFIC OAK STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP

By:  Pacific Oak Strategic Opportunity REIT, Inc., its sole general partner

By: /s/ Peter McMillan III

Name:  Peter McMillan III

Title:    President

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

By: /s/ Peter McMillan III

Name:  Peter McMillan III

Title:    President

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC. By: /s/ Peter McMillan III Name: Peter McMillan III Title: President

PACIFIC OAK CAPITAL ADVISORS LLC

By:  Pacific Oak Holding Group, LLC, its sole member

By: /s/ Peter McMillan III

                       Peter McMillan III, Member

By: /s/ Keith D. Hall

                       Keith D. Hall, Member

KEITH D. HALL

/s/ Keith D. Hall

PETER MCMILLAN III

/s/ Peter McMillan III